UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 14, 2020

SOUTHERN CALIFORNIA GAS COMPANY
(Exact name of registrant as specified in its charter)

California	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Fifth Street, Los Angeles, California	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(213) 244-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2020, Kevin C. Sagara, 59, was appointed as the Chairman and a director of Southern California Gas Company (“SoCalGas”), a subsidiary of Sempra Energy, effective June 27, 2020. Also effective June 27, 2020, Mr. Sagara will become the Executive Vice President and Group President of Sempra Energy and resign as the Chief Executive Officer of San Diego Gas & Electric Company (“SDG&E”), a subsidiary of Sempra Energy. He will continue to serve as the Chairman and as a director of SDG&E. J. Bret Lane, who currently serves as the Chairman, a director and the Chief Executive Officer of SoCalGas, will continue to serve as a director and the Chief Executive Officer of SoCalGas but will no longer serve as the Chairman of SoCalGas effective June 27, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: June 15, 2020	By: /s/ Mia L. DeMontigny
Mia L. DeMontigny Vice President, Controller, Chief Financial Officer and Chief Accounting Officer